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As filed with the Securities and Exchange Commission on June 13, 2003

Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TRIUMPH GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	51-0347963
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

1550 Liberty Ridge
Suite 100
Wayne, Pennsylvania 19087
(610) 251-1000

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Richard C. Ill
President and Chief Executive Officer
Triumph Group, Inc.
1550 Liberty Ridge
Suite 100
Wayne, Pennsylvania 19087
(610) 251-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Edward D. Slevin, Esquire Gerald J. Guarcini, Esquire Ballard Spahr Andrews & Ingersoll, LLP 1735 Market Street, 51st Floor Philadelphia, Pennsylvania 19103 (215) 665-8500	Richard M. Eisenstaedt, Esquire Vice President and General Counsel Triumph Group, Inc. 1550 Liberty Ridge Suite 100 Wayne, Pennsylvania 19087 (610) 251-1000	William M. Hartnett, Esquire Cahill Gordon & Reindel LLP 80 Pine Street New York, New York 10005-1702 (212) 701-3000

        Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee

Common stock, $.001 per share	1,206,135	$31.62	$38,137,989	$3,085.36

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended, based upon the average of the high and low prices of the common stock as reported on the New York Stock Exchange on June 12, 2003.

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

The information in this preliminary prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated June 13, 2003

1,206,135 Shares

Common Stock

This is a public offering of common stock of Triumph Group, Inc. The selling stockholder is offering all of the 1,206,135 shares of our common stock offered by this prospectus. We will not receive any of the proceeds from the sale of shares.

Our common stock is traded on the New York Stock Exchange under the symbol "TGI." On June 12, 2003, the last reported sale price of our common stock was $31.66 per share.

Investing in the common stock involves risk. See "Risk Factors" beginning on page 3.

	Price to Public	Underwriting Discounts and Commissions	Total
Per Share	$	$	$
Total	$	$	$

Delivery of the shares of common stock will be made on or about             , 2003.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Deutsche Bank Securities

The date of this prospectus is             , 2003.

PROSPECTUS SUMMARY

        You should read the following summary together with the more detailed information appearing elsewhere in this prospectus, and the information and financial statements and notes in our Annual Report on Form 10-K for the fiscal year ended March 31, 2003, which is incorporated by reference herein.

Triumph Group, Inc.

        We design, engineer, manufacture, repair, overhaul and distribute aircraft components, such as mechanical and electromechanical control systems, aircraft and engine accessories, structural components, auxiliary power units, commonly referred to as APUs, avionics and aircraft instruments. We serve a broad spectrum of the aerospace industry, including commercial and regional airlines, air cargo carriers, as well as original equipment manufacturers, commonly referred to as OEMs, of commercial, regional, business and military aircraft and components, and manufacturers and operators of industrial gas turbine engines.

        Our executive offices are located at 1550 Liberty Ridge, Suite 100, Wayne, Pennsylvania 19087 and our telephone number is (610) 251-1000. Information contained on our website at www.triumphgroup.com does not constitute part of this prospectus.

Recent Developments

        As we announced on June 11, 2003, due to a continuing downturn in aircraft production and airline passenger miles flown, we expect our results from continuing operations for the first quarter ending June 30, 2003 to be $0.45 to $0.50 per common share (on a diluted basis).

The Offering

Common stock offered by the selling stockholder	1,206,135 shares
Common stock to be outstanding after this offering	15,844,464 shares
Use of proceeds	We will not receive any proceeds from this offering of shares by the selling stockholder.
Dividend policy	We intend to retain all future earnings, if any, to fund the development and growth of our business. We do not anticipate paying cash dividends on our common stock.
New York Stock Exchange Symbol	TGI

        The number of shares of our common stock outstanding after the offering is based on shares outstanding as of June 10, 2003. This number does not include:

  •
  812,067 shares of common stock issuable upon exercise of outstanding stock options under our stock option plans as of June 10, 2003 at a weighted average exercise price of $34.86; and

  •
  393,552 shares of common stock reserved and available for future issuance under our stock option plans as of June 10, 2003.

RISK FACTORS

        Investing in our common stock involves a high degree of risk. You should carefully consider the risk factors set forth in our Annual Report on Form 10-K for the fiscal year ended March 31, 2003, along with the following risk factors and all other information contained in this prospectus before purchasing our common stock. The risk and uncertainties described in our Form 10-K and set forth below are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us.

        If any of these risks occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you may lose some or all of your investment.

Risks Related to This Offering

Our charter documents may inhibit a takeover that stockholders may consider favorable.

        Our certificate of incorporation and bylaws contain provisions, including cumulative voting, that could prevent or delay a change in control or change in management that would provide stockholders with a premium to the market price of their common stock. In addition, our board of directors has the authority to issue up to 250,000 shares of preferred stock in one or more series in connection with our purchase of the assets or stock of another corporation or the merger of us with or into another corporation, and to fix the preferences, rights and limitations of that series without seeking stockholder approval. Cumulative voting and the ability to issue preferred stock could have the effect of discouraging unsolicited acquisition proposals or make it more difficult for a third party to gain control of us, or otherwise could adversely affect the market price of our common stock.

Our stock price may be volatile and could experience substantial declines.

        The market price of our common stock has historically experienced and may continue to experience volatility. This volatility may cause wide fluctuations in the price of our common stock on the New York Stock Exchange. The market price is likely to be affected by:

  •
  changes in general conditions in the economy or the financial markets;

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  variations in our quarterly operating results;

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  changes in financial estimates by securities analysts;

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  other developments affecting us, our industry, customers or competitors;

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  the operating and stock price performance of companies that investors deem comparable to us; and

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  the number of shares available for resale in the public market under applicable securities laws.

        The entire stock market has experienced significant volatility in the last year due, in part, to the terrorist attacks of September 11, 2001 and resulting international hostilities. This volatility has affected the market prices of securities issued by many companies for reasons unrelated to their operating performance. Therefore, we cannot predict the market price for our common stock after this offering.

We do not anticipate paying dividends in the foreseeable future.

        We have not paid any dividends on our common stock and do not intend to pay dividends in the foreseeable future. In addition, certain of our debt arrangements, including our revolving credit facility, currently restrict the payments of dividends. In the event that we and/or certain of our subsidiaries enter into future financings, the terms of such financings may include dividend restrictions.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains or incorporates by reference statements about future events and expectations that constitute forward-looking statements. Forward-looking statements are based on management's beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to management. These statements are not statements of historical fact. Forward-looking statements involve risk and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial conditions we express or imply in any forward-looking statements. Factors that could contribute to these differences include those discussed above in "Risk Factors" and in other sections of this prospectus. The words "believe," "may," "will," "should," "anticipate," "estimate," "expect," "intend," "objective," "seek," or similar words, or the negatives of these words, identify forward-looking statements. We qualify any forward-looking statements entirely by these cautionary factors.

USE OF PROCEEDS

        We will not receive any proceeds from the sale of shares by the selling stockholder.

SELLING STOCKHOLDER

        The following table sets forth information as of June 10, 2003 regarding the beneficial ownership of our common stock by the selling stockholder. The percentages shown are based on 15,844,464 shares of common stock outstanding as of June 10, 2003 and after the offering. Shares of common stock which a person has the right to acquire upon the exercise of stock options and warrants held by that holder that are exercisable within 60 days are deemed outstanding for the purpose of computing the percentage ownership of that person, but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise noted, we believe that the selling stockholder has sole voting and investment power with respect to all shares of common stock beneficially owned by it.

	Shares Beneficially Owned Prior to Offering			Shares Beneficially Owned After Offering
Name of Beneficial Owner			Number of Shares Being Offered
	Number	Percentage		Number	Percentage
Citicorp Venture Capital, Ltd. 399 Park Avenue New York, NY 10043	1,206,135	7.6%	1,206,135	0	0%

DESCRIPTION OF SECURITIES

General

        Our authorized capital stock consists of 50,000,000 shares of common stock, par value $.001 per share, 6,000,000 shares of Class D common stock, par value $.001 per share, and 250,000 shares of preferred stock, par value $.01 per share. Upon completion of this offering, we will have outstanding 15,844,464 shares of common stock, no shares of Class D common stock and no shares of preferred stock. As of June 11, 2003, there were approximately 39 registered holders of common stock.

Common Stock

        The holders of common stock are generally entitled to one vote for each share held on all matters voted upon by stockholders. Subject to the rights of any outstanding shares of preferred stock, the holders of the common stock are entitled to dividends that may be declared at the discretion of our board of directors out of legally available funds. If we liquidate, dissolve or windup, holders of common stock are entitled to share ratably in our net assets after payment or provision for all liabilities, subject to the prior rights of any preferred stock then outstanding. The holders of common stock have no preemptive rights to purchase our securities. Shares of common stock are not subject to any redemption provisions and are not convertible into any of our other securities.

        Our directors are elected by the holders of common stock pursuant to cumulative voting, which gives a stockholder the right to cast as many votes in the aggregate as that stockholder is entitled to vote under our certificate of incorporation, multiplied by the number of directors to be elected. A stockholder may cast all votes for one director candidate or distribute those votes among two or more director candidates. Therefore, cumulative voting may make it more difficult to change the composition of the board of directors and may discourage or make more difficult an attempt by a person or group to obtain control of the company. Any director, or the entire board of directors, may be removed by the stockholders at any time, with or without cause, by the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote for the election of directors, except that, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him when cumulatively voted at an election of the entire board of directors.

Class D Common Stock

        The rights of holders of Class D common stock are identical to those of holders of common stock, except that the holders of Class D shares are not entitled to vote in the election of directors. On all matters voted upon by the stockholders, the holders of common stock and the Class D common stock vote together as a class, except as provided by law. The transfer of shares of Class D common stock is restricted, in the case of an individual holder, to members of the holder's family, to trusts for that holder's benefit or the benefit of that holder's family, estate and donees; in the case of trustees, to the grantor or a designated beneficiary of that trust or their guardians or custodians, or to persons who are permitted transferees of the grantor of those beneficiaries; in the case of a corporation or partnership which is an original holder of shares, to its stockholders or partners or permitted transferees of those stockholders or partners; in the case of any other corporation or partnership, to persons who previously contributed shares to that corporation or partnership or who are permitted transferees of those persons; and, in the case of an estate of a deceased or bankruptcy or insolvent holder, to any persons, trusts, corporations or partnerships which are otherwise entitled to own shares of Class D common stock. A share of Class D common stock may be converted into a share of common stock at any time at the sole option of the holder. Once a share of Class D common stock has been converted into common stock, it will no longer be subject to any restrictions on transfer.

Preferred Stock

        Our certificate of incorporation authorizes the issuance of up to 250,000 shares of preferred stock from time to time by the board of directors in one or more series as consideration for the stock or assets of another corporation or in connection with our merger with or into another corporation. The board of directors may adopt resolutions to issue the shares, to fix the number of shares and to change the number of shares constituting any series of preferred stock and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions of that preferred stock, including dividend rights (including whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of preferred stock, in each case without any further action or vote by the stockholders. We have no current plans to issue any series of preferred stock. One of the effects of undesignated preferred stock may be to enable our board of directors to prevent or delay a change in control.

Limitation on Directors' Liabilities

        Our certificate of incorporation provides that, as permitted by Delaware law, our directors are not liable to us or our stockholders for monetary damages for breach of fiduciary duty, except for liability in connection with a breach of duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or dividend payments or stock repurchases illegal under Delaware law or any transaction in which a director has derived an improper personal benefit. Further, under the provisions of our bylaws, as amended, each person who is or was a party to or is threatened to be made a party of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director, officer, employee or agent of us or is or was serving at our request as a director, officer, employee or agent of another company or other entity shall be indemnified by us against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his or her conduct was unlawful. Notwithstanding the foregoing, no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless and only to the extent that the Court of Chancery or the court in which such action was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses which such court deems proper.

        The termination of any action, suit or proceedings by judgment, order, settlement, conviction, or upon a plea of nolo contendre or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, our best interests and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

        In addition, to the extent that such a person is successful on the merits or otherwise in defense of any action, suit, or proceeding brought against him or her by reason of the fact that he or she is our director, officer, employee or agent, he or she shall be indemnified against expenses, including attorneys' fees actually and reasonably incurred in connection therewith.

        Our bylaws, as amended, provide that expenses incurred by an officer, director, employee or agent in defending a civil or criminal action, suit or proceeding may be paid by us in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by us.

        Any indemnification under the provisions summarized above (unless ordered by a court) shall be made by us only as authorized in each specific case upon a determination that indemnification of such person is proper under the circumstances because he or she has met the applicable standard of conduct set forth in the applicable provision. Such determination shall be made by any of (1) a majority vote of our directors who are not parties to the action, suit or proceeding (even though less than a quorum), (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

        We maintain director and officer insurance with respect to those claims described above in customary amounts.

        The foregoing summaries are necessarily subject to the complete text of the relevant statute or document.

Other Matters

        Our common stock has traded on the New York Stock Exchange under the symbol TGI since October 25, 1996.

        The transfer agent and registrar for our common stock is National City Bank.

UNDERWRITING

        We and the selling stockholder have entered into an underwriting agreement with Deutsche Bank Securities Inc. with respect to the shares being offered by this prospectus. Subject to certain conditions, the selling stockholder has agreed to sell to Deutsche Bank Securities Inc. and Deutsche Bank Securities Inc. has agreed to purchase from the selling stockholder, the 1,206,135 shares of common stock offered hereby.

        The underwriting agreement provides that the obligations of the underwriter to purchase the shares of common stock offered hereby are subject to certain conditions precedent and that the underwriter will purchase all of the shares of common stock offered by this prospectus, if any of these shares are purchased.

        The underwriter proposes to offer the shares of common stock at the public offering price on the cover page of this prospectus. In connection with the sale of the shares of common stock offered hereby, the underwriter will be deemed to have received compensation in the form of underwriting discounts. The underwriter will not receive compensation in excess of 4% of the proceeds of this offering.

        The selling stockholder has agreed to pay the underwriter the following discounts and commissions:

	Fee per Share	Total Fees
Discounts and commissions paid by the selling stockholder	$	$

        In addition, we estimate that the total expenses of this offering, excluding underwriting discounts and commissions, will be approximately $                                                , which expenses will be paid by us pursuant to the terms of a registration rights agreement with the selling stockholder.

        We and the selling stockholder have agreed to indemnify the underwriter against some specified types of liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriter may be required to make in respect of any of these liabilities.

        The selling stockholder has agreed, subject to specified limited exceptions, not to offer, sell, contract to sell or otherwise dispose of, or enter into any transaction that is designed to, or could be expected to, result in the disposition of any shares of our common stock or other securities convertible into or exchangeable or exercisable for shares of our common stock or derivatives of our common stock owned by it prior to this offering or common stock issuable upon exercise of options held by it for a period of 30 days after the effective date of the registration statement of which this prospectus is a part without the prior written consent of the underwriter. This consent may be given at any time without public notice.

        Deutsche Bank Securities Inc. has advised us that it may make short sales of our common stock in connection with this offering, resulting in the sale by Deutsche Bank Securities Inc. of a greater number of shares than it is required to purchase pursuant to the underwriting agreement. A short position resulting from those short sales will be deemed a "covered" short position to the extent that it did not exceed the amount of the underwriter's over-allotment option. A short position resulting from those short sales will be deemed a "naked" short position to the extent that it exceeds the amount of the underwriter's over-allotment option. A "naked" short position is more likely to be created if Deutsche Bank Securities Inc. is concerned that there may be downward pressure on the trading price of the common stock in the open market that could adversely affect investors who purchase shares in this offering. Deutsche Bank Securities Inc. may reduce or close out its covered short position by purchasing shares in the open market. Similar to the other stabilizing transactions described below, open market purchases made to cover all or a portion of its short position may have the effect of preventing or retarding a decline in the market price of our common stock following this offering. As a result, our common stock may trade at a price that is higher than the price that otherwise might prevail in the open market.

        Deutsche Bank Securities Inc. has advised us that, pursuant to Regulation M under the Securities Act of 1933, as amended, it may engage in transactions, including stabilizing bids, that may have the effect of stabilizing or maintaining the market price of the shares of our common stock at a level above that which might otherwise prevail in the open market. A "stabilizing bid" is a bid for or the purchase of shares of common stock on behalf of Deutsche Bank Securities Inc. for the purpose of fixing or maintaining the price of common stock. Deutsche Bank Securities Inc. has advised us that stabilizing bids and open market purchases may be effected on the New York Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

        From time to time, the underwriter and its affiliates have provided financial advisory, underwriting, lending or other similar services for us, for which we have paid customary fees, and may provide such services to us in the future.

LEGAL MATTERS

        The validity of the shares of common stock offered hereby will be passed upon for us by Ballard Spahr Andrews & Ingersoll, LLP, Philadelphia, Pennsylvania. Some legal matters related to this offering will be passed upon for the underwriters by Cahill Gordon & Reindel LLP, New York, New York. Some legal matters related to this offering will be passed upon for the selling stockholder by Kirkland & Ellis.

EXPERTS

        Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended March 31, 2003, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC covering the common stock offered by the selling stockholder in this offering. This prospectus does not contain all the information set forth in the registration statement and you should refer to that registration statement with its exhibits for further information. Statements contained in this prospectus as to the contents of any contract or other document are not complete and you should review those documents filed as an exhibit to, or incorporated by reference into, the registration statement.

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may review any of this information and the registration statement at the SEC's public reference room at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. The SEC maintains an internet site at http://www.sec.gov that contains information about us. You can also inspect our SEC filings at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

INCORPORATION OF INFORMATION WE FILE WITH THE SEC

        The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and the information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference our Annual Report on Form 10-K for the fiscal year ended March 31, 2003 and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering is completed.

        You may request a copy of these filings, at no cost, by writing to or telephoning us at the address below. We will not, however, provide copies of the exhibits to these filings, unless we specifically incorporate by reference the exhibits in this prospectus.

Triumph Group, Inc.
1550 Liberty Ridge
Suite 100
Wayne, Pennsylvania
(610) 251-1000
Attention: Corporate Secretary

        You should rely only on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. The selling stockholder is offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

1,206,135 Shares

Common Stock

Deutsche Bank Securities

Prospectus

                           , 2003

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

        The following table sets forth the amounts of expenses attributed to the issuance of the securities offered pursuant to this registration statement which shall be borne by us. All of the expenses listed below, except the SEC registration fee, the NASD filing fee and the New York Stock Exchange listing fee, represent estimates only.

Estimated
SEC registration fee	$3,085.36
NASD filing fee	4,313.80
Transfer agent fees	5,000.00
Printing expenses	5,000.00
Accounting fees and expenses	65,000.00
Legal fees and expenses	35,000.00
Miscellaneous fees and expenses	2,600.84
Total	$115,000.00

Item 15. Indemnification of Directors and Officers.

        Our Amended and Restated Certificate of Incorporation provides that we will, to the fullest extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time, indemnify any person who is or was an officer or director of Triumph Group, Inc., as well as any person who is or was serving at our request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise. In addition, our Amended and Restated Certificate of Incorporation eliminates personal liability of our directors to the fullest extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time.

        Section 145 of the Delaware General Corporation Law permits a corporation to indemnify its directors, officers, employees or agents and any person serving in such capacity for another corporation, partnership, joint venture, trust or other enterprise at the request of the corporation against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties if such person acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In a derivative action, indemnification may be made only for expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of an action or suit and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant is fairly and reasonably entitled to indemnification for such expenses despite such adjudication of liability.

        Section 102(b)(7) of the Delaware General Corporation Law provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director:

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  for any breach of the director's duty of loyalty to the corporation or its stockholders;

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  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

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  for willful or negligent conduct in paying dividends or repurchasing stock out of other than lawfully available funds; or

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  for any transaction from which the director derived an improper personal benefit.

No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision become effective.

        We maintain directors' and officers' liability insurance that provides for indemnification of our directors and officers against damages arising out of certain kinds of claims that may be made against them based on their negligent acts or omissions while acting in their capacity as such.

Item 16. Exhibits and Financial Statement Schedules.

Exhibit Number		Description
1.1	*	Form of Underwriting Agreement.
3.1		Amended and Restated Certificate of Incorporation. (Incorporated by reference to our registration statement on Form S-1 (Registration No. 333-10777), declared effective on October 24, 1996.)
3.2		Bylaws. (Incorporated by reference to our registration statement on Form S-1 (Registration No. 333-10777), declared effective on October 24, 1996.)
3.3
Certificate of Amendment to Amended and Restated Certificate of Incorporation of Triumph Group, Inc. (Incorporated by reference to our annual report on Form 10-K for the fiscal year ended March 31, 1999.)
4		Form of Common Stock Certificate. (Incorporated by reference to our registration statement on Form S-1 (Registration No. 333-10777), declared effective on October 24, 1996.)
5.1	*	Opinion of Ballard Spahr Andrews & Ingersoll, LLP.
23.1	*	Consent of Ernst & Young LLP, Independent Auditors.
23.2	*	Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5.1).
24.1	*	Power of Attorney (included on signature page).

*
Filed herewith.

Item 17. Undertakings

        (1)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        (2)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration as of the time it was declared effective.

        (4)   For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on June 13, 2003.

TRIUMPH GROUP, INC.
BY:	/S/ RICHARD C. ILL Richard C. Ill Chief Executive Officer (Principal Executive Officer)

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard C. Ill and John R. Bartholdson and each or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement relating to any offering made pursuant to this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ RICHARD C. ILL Richard C. Ill	President, Chief Executive Officer and Director (Principal Executive Officer)	June 13, 2003
/s/ JOHN R. BARTHOLDSON John R. Bartholdson	Senior Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer)	June 13, 2003
/s/ KEVIN E. KINDIG Kevin E. Kindig	Vice President and Controller (Principal Accounting Officer)	June 13, 2003

/s/ RICHARD G. GOZON Richard C. Gozon	Director	June 13, 2003
/s/ CLAUDE F. KRONK Claude F. Kronk	Director	June 13, 2003
/s/ JOSEPH M. SILVESTRI Joseph M. Silvestri	Director	June 13, 2003
/s/ WILLIAM O. ALBERTINI William O. Albertini	Director	June 13, 2003
/s/ GEORGE S. SIMPSON George S. Simpson	Director	June 13, 2003

EXHIBIT INDEX

Exhibit Number		Description
1.1	*	Form of Underwriting Agreement.
3.1		Amended and Restated Certificate of Incorporation. (Incorporated by reference to our registration statement on Form S-1 (Registration No. 333-10777), declared effective on October 24, 1996.)
3.2		Bylaws. (Incorporated by reference to our registration statement on Form S-1 (Registration No. 333-10777), declared effective on October 24, 1996.)
3.3		Certificate of Amendment to Amended and Restated Certificate of Incorporation of Triumph Group, Inc. (Incorporated by reference to our annual report on Form 10-K for the fiscal year ended March 31, 1999.)
4		Form of Common Stock Certificate. (Incorporated by reference to our registration statement on Form S-1 (Registration No. 333-10777), declared effective on October 24, 1996.)
5.1	*	Opinion of Ballard Spahr Andrews & Ingersoll, LLP.
23.1	*	Consent of Ernst & Young LLP, Independent Auditors.
23.2	*	Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5.1).
24.1	*	Power of Attorney (included on signature page).

*
Filed herewith.

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PROSPECTUS SUMMARY
Triumph Group, Inc.
Recent Developments
The Offering
RISK FACTORS
Risks Related to This Offering
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
SELLING STOCKHOLDER
DESCRIPTION OF SECURITIES
UNDERWRITING
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF INFORMATION WE FILE WITH THE SEC
TABLE OF CONTENTS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 14. Other Expenses of Issuance and Distribution.
  Item 15. Indemnification of Directors and Officers.
  Item 16. Exhibits and Financial Statement Schedules.
  Item 17. Undertakings
SIGNATURES
EXHIBIT INDEX